Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)               Registration Statement (Form S-8 No. 333-140446) pertaining to the CTC Media, Inc. 1992 Stock Option Plan, 1997 Stock Option/Stock Issuance Plan, options to purchase shares pursuant to non-plan Stock Option Agreements and rights to acquire shares pursuant to a Share Appreciation Rights Agreement;

2)               Registration Statement (Form S-8 No. 333-162899) pertaining to the CTC Media, Inc. 2009 Stock Incentive Plan, and option to purchase shares pursuant to a Non-Plan Stock Option Agreement;

3)               Registration Statement (Form S-8 No. 333-190390) pertaining to the CTC Media, Inc. 2013 Stock Incentive Plan of our reports dated March 31, 2016, with respect to the consolidated financial statements of CTC Media, Inc. and the effectiveness of internal control over financial reporting of CTC Media, Inc. included in this Annual Report (Form 10-K) of CTC Media, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLC
Moscow, Russia
March 31, 2016